Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
April 24, 2018	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon begins 2018 with strong momentum

1Q 2018 highlights
Consolidated:

•	$1.11 in earnings per share (EPS), compared with 84 cents in 1Q 2017; adjusted EPS (non-GAAP), excluding special items, of $1.17, compared with 95 cents in 1Q 2017.

•	Total consolidated revenue growth of 6.6 percent, or 3.2 percent on an adjusted basis (non-GAAP).
Wireless:

•	260,000 retail postpaid net additions, including 220,000 postpaid smartphone net adds.

•	Strong customer loyalty with 0.80 percent retail postpaid phone churn, the fourth consecutive period of customer retention at 0.80 percent or better.

•	Total revenue growth of 4.7 percent, excluding the impact of the revenue recognition standard adopted on January 1, 2018.
Wireline:

•	66,000 Fios Internet net adds.

•	Total Fios revenue growth of 1.9 percent, excluding the impact of the revenue recognition standard.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported first-quarter 2018 results highlighted by consolidated revenue growth and strong Verizon Wireless customer loyalty.
“We began 2018 with strong momentum, and we expect it to continue throughout the year,” said Chairman and CEO Lowell McAdam. “We are positioning Verizon for long-term growth while executing our strategy today and leading the way for the next cycle of growth for the industry.”

For first-quarter 2018, Verizon reported EPS of $1.11, compared with 84 cents in first-quarter 2017. On an adjusted basis (non-GAAP), first-quarter 2018 EPS was $1.17, compared with 95 cents in first-quarter 2017. Verizon’s first-quarter 2018 EPS included approximately 21 cents due to tax reform and accounting changes for revenue recognition.
First-quarter 2018 earnings also included a pre-tax charge of about $249 million related to early debt extinguishment and approximately $107 million of acquisition and integration costs related primarily to Oath. The net impact of these items, after tax, was approximately 6 cents per share.

Consolidated results
Total consolidated operating revenues in first-quarter 2018 were $31.8 billion, up 6.6 percent from first-quarter 2017. On a comparable basis excluding the impact of Oath and divested businesses and the impact of the revenue recognition standard (non-GAAP), consolidated revenues were $29.9 billion, which grew approximately 3.2 percent. The primary driver was solid performance in the wireless business with improved service revenue results.
Net income was $4.7 billion in first-quarter 2018. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $11.7 billion. Consolidated operating income margin was 23.1 percent. Consolidated EBITDA margin (non-GAAP) was 36.7 percent in first-quarter 2018, compared with 37.0 percent in first-quarter 2017. Adjusted EBITDA margin (non-GAAP) in first-quarter 2018 was 37.1 percent. Excluding the impact of the revenue recognition standard, adjusted EBITDA margin (non-GAAP) was 35.8 percent, which was down 70 basis points year over year due to higher wireless equipment revenue and the inclusion of Yahoo in the year’s results. Adjusted EBITDA, excluding the impact of the revenue recognition standard, improved by $0.5 billion year over year due to steady improvement in operating efficiencies and increased penetration across the company’s high-quality customer base.
Cash flow from operations totaled $6.6 billion during first-quarter 2018, up $5.3 billion year over year. Total capital expenditures in the first quarter were $4.6 billion.
As part of its commitment to strengthening the balance sheet and providing financial flexibility to grow the business, Verizon made a discretionary contribution of $1.0 billion to improve the funded status of its pension plans. As a result, Verizon does not project to have any mandatory pension contributions until approximately 2026.
Last year Verizon announced a goal to achieve $10 billion in cumulative cash savings from the business over the next four years. The company’s business excellence initiative, which includes implementing zero-based budgeting, yielded positive results in the first quarter, realizing approximately $200 million of savings so far. The program is on track to deliver against Verizon’s goals over the four-year period.
In Verizon’s media business, Oath, gross revenues, excluding the impact of the revenue recognition standard, decreased sequentially, as expected, about 13 percent from fourth-quarter 2017, to $1.9 billion, due to seasonally lower display advertising performance. The integration of the Oath assets is accelerating Verizon’s mobile-first media strategy and positioning it for global reach and future growth from premium content distribution and programmatic advertising capabilities across key verticals.
In the telematics business, as part of the ongoing integration of the Fleetmatics and Telogis acquisitions, Verizon has created the new Verizon Connect organization. Total Verizon Connect revenues, excluding the impact of the revenue recognition standard, were $234 million in first-quarter 2018. IoT (Internet of Things) revenues, including Verizon Connect, increased approximately 13 percent year over year.

Wireless results

•	Total revenues, excluding the impact of the revenue recognition standard, were $21.9 billion in first-quarter 2018, an increase of 4.7 percent compared with first-quarter 2017.

•
Service revenues for the quarter on a reported basis were down 2.4 percent. Excluding the impact from the revenue recognition standard, service revenues were flat. Service revenues improved year over year throughout the quarter, with results turning positive in the month of March when excluding the impact from the revenue recognition standard.

•	Verizon now has 81 percent of its postpaid phone base on unsubsidized plans, compared with 72 percent for the same period last year.

•
Verizon reported a net increase of 260,000 retail postpaid connections in first-quarter 2018, consisting of net phone losses of 24,000 and tablet losses of 75,000, offset by 359,000 other connected devices gains, primarily wearables. Postpaid smartphone net additions for the quarter were 220,000.

•
Total retail postpaid churn was 1.04 percent in first-quarter 2018, a year-over-year improvement. Retail postpaid phone churn of 0.80 percent was the fourth consecutive quarter of retail postpaid phone churn of 0.80 percent or better.

•
Segment operating income in first-quarter 2018 was $8.0 billion, and segment operating income margin on total revenues was 36.8 percent. Segment EBITDA (non-GAAP) totaled $10.5 billion in first-quarter 2018. Segment EBITDA margin on total revenues (non-GAAP) was 47.8 percent, compared with 45.1 percent in first-quarter 2017. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 46.3 percent, an improvement of 120 basis points year over year.

Wireline results

•
Total wireline revenues, excluding the impact of the revenue recognition standard, decreased 1.8 percent year over year in first-quarter 2018. Total Fios revenues, excluding the impact of the revenue recognition standard, grew 1.9 percent year over year, driven by growing demand for high-quality broadband service.

•
In first-quarter 2018, Verizon added a net of 66,000 Fios Internet connections and lost 22,000 Fios Video connections, indicative of the continued cord-cutting trend regarding traditional linear video bundles.

•
Wireline operating income was $69 million in first-quarter 2018, and segment operating income margin was 0.9 percent. Segment EBITDA (non-GAAP) was $1.6 billion in first-quarter 2018. Segment EBITDA margin (non-GAAP) was 21.2 percent in first-quarter 2018, compared with 21.9 percent in first-quarter 2017. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 20.4 percent.

Outlook and guidance
Verizon expects the following:

•
Full-year consolidated revenue growth at low single-digit percentage rates on a GAAP reported basis. Verizon expects service revenue growth on a GAAP reported basis to turn positive by the end of 2018.

•	Low single-digit percentage growth in adjusted EPS in 2018 before the impact of tax reform and the revenue recognition standard.

•	Capital spending for 2018 will be in the range of $17.0 billion to $17.8 billion, including the commercial launch of 5G.

•
The expected savings from tax reform will generate a net $3.5 billion to $4 billion uplift to cash flow from operations in 2018. This is expected to yield a 55 to 65 cent increase in 2018 EPS, net of impacts from employee and Verizon Foundation initiatives. The resulting 2018 effective tax rate is projected to be in the range of 24 to 26 percent.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated $126 billion in 2017 revenues. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. Its Oath subsidiary reaches about one billion people around the world with a dynamic house of media and technology brands.

####

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Verizon Communications Inc.
Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17	% Change

Operating Revenues
Service revenues and other	$26,732	$26,050	2.6
Wireless equipment revenues	5,040	3,764	33.9
Total Operating Revenues	31,772	29,814	6.6

Operating Expenses
Cost of services	7,946	7,239	9.8
Wireless cost of equipment	5,309	4,808	10.4
Selling, general and administrative expense	6,844	6,746	1.5
Depreciation and amortization expense	4,324	4,059	6.5
Total Operating Expenses	24,423	22,852	6.9

Operating Income	7,349	6,962	5.6
Equity in losses of unconsolidated businesses	(19)	(21)	9.5
Other expense, net	(75)	(627)	88.0
Interest expense	(1,201)	(1,132)	(6.1)
Income Before Provision For Income Taxes	6,054	5,182	16.8
Provision for income taxes	(1,388)	(1,629)	(14.8)
Net Income	$4,666	$3,553	31.3

Net income attributable to noncontrolling interests	$121	$103	17.5
Net income attributable to Verizon	4,545	3,450	31.7
Net Income	$4,666	$3,553	31.3

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.11	$0.85	30.6
Weighted average number of common shares (in millions)	4,104	4,082

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.11	$0.84	32.1
Weighted average number of common shares-assuming dilution (in millions)	4,107	4,087
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Condensed Consolidated Balance Sheets
(dollars in millions)

Unaudited	3/31/18	12/31/17	$ Change

Assets
Current assets
Cash and cash equivalents	$1,923	$2,079	$(156)
Accounts receivable, net	22,595	23,493	(898)
Inventories	1,285	1,034	251
Prepaid expenses and other	5,222	3,307	1,915
Total current assets	31,025	29,913	1,112

Property, plant and equipment	246,877	246,498	379
Less accumulated depreciation	158,955	157,930	1,025
Property, plant and equipment, net	87,922	88,568	(646)
Investments in unconsolidated businesses	994	1,039	(45)
Wireless licenses	93,677	88,417	5,260
Goodwill	29,121	29,172	(51)
Other intangible assets, net	10,014	10,247	(233)
Other assets	11,763	9,787	1,976
Total assets	$264,516	$257,143	$7,373

Liabilities and Equity
Current liabilities
Debt maturing within one year	$6,323	$3,453	$2,870
Accounts payable and accrued liabilities	17,052	21,232	(4,180)
Other current liabilities	8,240	8,352	(112)
Total current liabilities	31,615	33,037	(1,422)

Long-term debt	112,734	113,642	(908)
Employee benefit obligations	20,689	22,112	(1,423)
Deferred income taxes	34,414	31,232	3,182
Other liabilities	12,719	12,433	286
Total long-term liabilities	180,556	179,419	1,137

Equity
Common stock	429	424	5
Additional paid in capital	13,437	11,101	2,336
Retained earnings	39,974	35,635	4,339
Accumulated other comprehensive income	3,705	2,659	1,046
Common stock in treasury, at cost	(6,992)	(7,139)	147
Deferred compensation – employee stock ownership plans and other	228	416	(188)
Noncontrolling interests	1,564	1,591	(27)
Total equity	52,345	44,687	7,658
Total liabilities and equity	$264,516	$257,143	$7,373
Verizon - Selected Financial and Operating Statistics

Unaudited	3/31/18	12/31/17

Total debt (in millions)	$119,057	$117,095
Net debt (in millions)	$117,134	$115,016
Net debt / Consolidated adjusted EBITDA(1)	2.6x	2.6x
Common shares outstanding end of period (in millions)	4,132	4,079
Total employees (‘000)	154.7	155.4
Quarterly cash dividends declared per common share	$0.59	$0.59
Footnotes:

(1)
Consolidated adjusted EBITDA excludes the effects of special items and operating results of divested businesses, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Verizon Communications Inc.
Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17	$ Change

Cash Flows from Operating Activities
Net Income	$4,666	$3,553	$1,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,324	4,059	265
Employee retirement benefits	(151)	(111)	(40)
Deferred income taxes	702	2,025	(1,323)
Provision for uncollectible accounts	239	330	(91)
Equity in losses of unconsolidated businesses, net of dividends received	30	28	2
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,033)	(4,998)	2,965
Discretionary contributions to qualified pension plans	(1,000)	(3,411)	2,411
Other, net	(129)	(99)	(30)
Net cash provided by operating activities	6,648	1,376	5,272

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(4,552)	(3,067)	(1,485)
Acquisitions of businesses, net of cash acquired	(32)	(1,746)	1,714
Acquisitions of wireless licenses	(970)	(196)	(774)
Other, net	269	459	(190)
Net cash used in investing activities	(5,285)	(4,550)	(735)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	1,956	13,054	(11,098)
Proceeds from asset-backed long-term borrowings	1,178	1,283	(105)
Repayments of long-term borrowings and capital lease obligations	(2,984)	(5,592)	2,608
Increase (decrease) in short-term obligations, excluding current maturities	1,222	(52)	1,274
Dividends paid	(2,407)	(2,354)	(53)
Other, net	(281)	(1,674)	1,393
Net cash provided by (used in) financing activities	(1,316)	4,665	(5,981)

Increase in cash, cash equivalents and restricted cash	47	1,491	(1,444)
Cash, cash equivalents and restricted cash, beginning of period	2,888	3,177	(289)
Cash, cash equivalents and restricted cash, end of period	$2,935	$4,668	$(1,733)
Footnotes:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17	% Change

Operating Revenues
Service	$15,402	$15,778	(2.4)
Equipment	5,040	3,764	33.9
Other	1,458	1,336	9.1
Total Operating Revenues	21,900	20,878	4.9

Operating Expenses
Cost of services	2,215	2,187	1.3
Cost of equipment	5,309	4,808	10.4
Selling, general and administrative expense	3,899	4,469	(12.8)
Depreciation and amortization expense	2,428	2,338	3.8
Total Operating Expenses	13,851	13,802	0.4

Operating Income	$8,049	$7,076	13.8
Operating Income Margin	36.8%	33.9%

Segment EBITDA	$10,477	$9,414	11.3
Segment EBITDA Margin	47.8%	45.1%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Wireless – Selected Operating Statistics

Unaudited	3/31/18	3/31/17	% Change
Connections (‘000)
Retail postpaid	111,114	108,483	2.4
Retail prepaid	5,068	5,430	(6.7)
Total retail	116,182	113,913	2.0

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17	% Change
Net Add Detail (‘000) (1)
Retail postpaid	260	(307)	*
Retail prepaid	(335)	(17)	*
Total retail	(75)	(324)	76.9
Account Statistics
Retail postpaid accounts (‘000) (2)	35,333	35,270	0.2
Retail postpaid connections per account (2)	3.14	3.08	1.9
Retail postpaid ARPA (3) (5)	$131.71	$136.98	(3.8)
Retail postpaid I-ARPA (4) (5)	$164.72	$166.01	(0.8)
Churn Detail
Retail postpaid	1.04%	1.15%
Retail	1.28%	1.39%
Retail Postpaid Connection Statistics
Total smartphone postpaid phone base (2)	90.7%	88.1%
Total Internet postpaid base (2)	19.2%	18.3%
Other Operating Statistics
Capital expenditures (in millions)	$2,367	$1,831	29.3
Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.

(5)
ARPA and I-ARPA for periods beginning after January 1, 2018 reflect the adoption of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”. ARPA and I-ARPA for periods ending prior to January 1, 2018 were calculated based on the guidance per ASC Topic 605, "Revenue Recognition". Accordingly, amounts are not calculated on a comparative basis.

The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17	% Change

Operating Revenues
Consumer Markets	$3,150	$3,201	(1.6)
Enterprise Solutions	2,240	2,311	(3.1)
Partner Solutions	1,228	1,229	(0.1)
Business Markets	871	879	(0.9)
Other	68	62	9.7
Total Operating Revenues	7,557	7,682	(1.6)

Operating Expenses
Cost of services	4,475	4,419	1.3
Selling, general and administrative expense	1,479	1,582	(6.5)
Depreciation and amortization expense	1,534	1,475	4.0
Total Operating Expenses	7,488	7,476	0.2

Operating Income	$69	$206	(66.5)
Operating Income Margin	0.9%	2.7%

Segment EBITDA	$1,603	$1,681	(4.6)
Segment EBITDA Margin	21.2%	21.9%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Operating Statistics

Unaudited	03/31/18	03/31/17	% Change
Connections (‘000)
Fios video connections	4,597	4,681	(1.8)
Fios Internet connections	5,916	5,688	4.0
Fios digital voice residence connections	3,891	3,887	0.1
Fios digital connections	14,404	14,256	1.0
High-speed Internet (HSI) connections	1,050	1,323	(20.6)
Total broadband connections	6,966	7,011	(0.6)
Total voice connections	12,555	13,634	(7.9)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17	% Change
Net Add Detail (‘000)
Fios video connections	(22)	(13)	(69.2)
Fios Internet connections	66	35	88.6
Fios digital voice residence connections	(14)	(8)	(75.0)
Fios digital connections	30	14	*
High-speed Internet (HSI) connections	(59)	(62)	4.8
Total broadband connections	7	(27)	*
Total voice connections	(266)	(305)	12.8
Revenue Statistics
Fios revenues (in millions)	$2,951	$2,891	2.1
Other Operating Statistics
Capital expenditures (in millions)	$1,673	$960	74.3
Wireline employees (‘000)	57.2	59.4
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Supplemental Information - Impacts from the adoption of Topic 606

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of Topic 606. As a result, for items that were affected by our adoption of Topic 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results.  To provide comparability to our results, we provide the following supplemental schedule which contains certain financial information on a pre adoption of Topic 606 basis.

Consolidated(3)

	3/31/2018			3/31/2017	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service revenues and other	$26,732	$27,133	$(401)	$26,050	$1,083	4.2
Wireless equipment revenues	5,040	4,594	446	3,764	830	22.1
Total Operating Revenues	31,772	31,727	45	29,814	1,913	6.4

Operating Expenses
Cost of services	7,946	7,956	(10)	7,239	717	9.9
Wireless cost of equipment	5,309	5,287	22	4,808	479	10.0
Selling, general and administrative expense	6,844	7,234	(390)	6,746	488	7.2
Depreciation and amortization expense	4,324	4,324	—	4,059	265	6.5
Total Operating Expenses	24,423	24,801	(378)	22,852	1,949	8.5

Operating Income	$7,349	$6,926	$423	$6,962	$(36)	(0.5)

Wireless(1)(2)(3)

	3/31/2018			3/31/2017	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service	$15,402	$15,782	$(380)	$15,778	$4	—
Equipment	5,040	4,594	446	3,764	830	22.1
Other	1,458	1,489	(31)	1,336	153	11.5
Total Operating Revenues	21,900	21,865	35	20,878	987	4.7

Operating Expenses
Cost of services	2,215	2,215	—	2,187	28	1.3
Cost of equipment	5,309	5,287	22	4,808	479	10.0
Selling, general and administrative expense	3,899	4,248	(349)	4,469	(221)	(4.9)
Depreciation and amortization expense	2,428	2,428	—	2,338	90	3.8
Total Operating Expenses	13,851	14,178	(327)	13,802	376	2.7

Operating Income	$8,049	$7,687	$362	$7,076	$611	8.6

Verizon Communications Inc.
Supplemental Information - Impacts from the adoption of Topic 606

Wireline(1)(2)

	3/31/2018			3/31/2017	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Consumer Markets	$3,150	$3,146	$4	$3,201	$(55)	(1.7)
Enterprise Solutions	2,240	2,240	—	2,311	(71)	(3.1)
Partner Solutions	1,228	1,228	—	1,229	(1)	(0.1)
Business Markets	871	870	1	879	(9)	(1.0)
Other	68	56	12	62	(6)	(9.7)
Total Operating Revenues	7,557	7,540	17	7,682	(142)	(1.8)

Operating Expenses
Cost of services	4,475	4,485	(10)	4,419	66	1.5
Selling, general and administrative expense	1,479	1,516	(37)	1,582	(66)	(4.2)
Depreciation and amortization expense	1,534	1,534	—	1,475	59	4.0
Total Operating Expenses	7,488	7,535	(47)	7,476	59	0.8

Operating Income	$69	$5	$64	$206	$(201)	(97.6)

Fios Revenues

	3/31/2018			3/31/2017	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Fios Revenues	$2,951	$2,945	$6	$2,891	$54	1.9

Footnotes:
(1) The financial results above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
(2) Intersegment transactions have not been eliminated.

(3) Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated Operating Revenues Excluding Oath, Divested Businesses and the Revenue Recognition Standard
(dollars in millions)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17

Consolidated Operating Revenues	$31,772	$29,814
Less impacts of adoption of Topic 606	45	—
Less operating revenues from divested businesses	—	194
Less Oath revenues	1,875	703
Consolidated Operating Revenues Excluding Oath, Divested Businesses and the Revenue Recognition Standard	$29,852	$28,917
Year over year change	3.2%

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA,
Consolidated Adjusted EBITDA Margin and Consolidated Adjusted EBITDA Excluding
Operating Results from Divested Businesses
(dollars in millions)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 12/31/17	3 Mos. Ended 9/30/17	3 Mos. Ended 6/30/17	3 Mos. Ended 3/31/17

Consolidated Net Income	$4,666	$18,783	$3,736	$4,478	$3,553
Add/(subtract):
Provision for income taxes	1,388	(15,849)	1,775	2,489	1,629
Interest expense	1,201	1,219	1,164	1,218	1,132
Other (income) expense, net	75	1,302	291	(199)	627
Equity in losses of unconsolidated businesses	19	6	22	28	21
Operating Income	7,349	5,461	6,988	8,014	6,962
Add Depreciation and amortization expense	4,324	4,456	4,272	4,167	4,059
Consolidated EBITDA	11,673	9,917	11,260	12,181	11,021

Add/subtract special items (before tax):
Severance(2)	—	302	—	195	—
Product realignment	—	463	—	—	—
Gain on spectrum license transactions	—	(144)	—	—	(126)
Net gain on sale of divested businesses	—	—	—	(1,774)	—
Acquisition and integration related costs(1)(2)	105	154	166	559	—
	105	775	166	(1,020)	(126)

Consolidated Adjusted EBITDA	11,778	10,692	11,426	11,161	10,895
Operating Results from divested businesses(1)	—	—	(17)	(50)	(104)
Consolidated Adjusted EBITDA Excluding Operating Results From Divested Businesses	$11,778	$10,692	$11,409	$11,111	$10,791
Consolidated Operating Revenues - Quarter to Date	$31,772				$29,814
Consolidated Operating Income Margin - Quarter to Date	23.1%
Consolidated EBITDA Margin - Quarter to Date	36.7%				37.0%
Consolidated Adjusted EBITDA Margin - Quarter to Date	37.1%				36.5%
(1) Excludes depreciation and amortization expense.
(2) Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)

Unaudited	3/31/18	12/31/17
Net Debt
Debt maturing within one year	$6,323	$3,453
Long-term debt	112,734	113,642
Total Debt	119,057	117,095
Less Cash and cash equivalents	1,923	2,079
Net Debt	$117,134	$115,016
Net Debt to Consolidated Adjusted EBITDA Ratio	2.6x	2.6x

Adjusted Earnings per Common Share (Adjusted EPS) (1)

Unaudited				3 Mos. Ended 3/31/18				3 Mos. Ended 3/31/17
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.11				$0.84
Early debt redemption costs	$249	$(65)	$184	0.04	$848	$(336)	$512	0.13
Acquisition and integration related costs	107	(25)	82	0.02	—	—	—	—
Gain on spectrum license transactions	—	—	—	—	(126)	49	(77)	(0.02)
	$356	$(90)	$266	0.06	$722	$(287)	$435	0.11
Adjusted EPS				$1.17				$0.95

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Segment EBITDA and Segment EBITDA Margin
Wireless
(dollars in millions)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17

Operating Income	$8,049	$7,076
Add Depreciation and amortization expense	2,428	2,338
Segment EBITDA	$10,477	$9,414

Total operating revenues	$21,900	$20,878
Operating Income Margin	36.8%	33.9%
Segment EBITDA Margin	47.8%	45.1%

Wireline
(dollars in millions)

Unaudited	3 Mos. Ended 3/31/18	3 Mos. Ended 3/31/17

Operating Income	$69	$206
Add Depreciation and amortization expense	1,534	1,475
Segment EBITDA	$1,603	$1,681

Total operating revenues	$7,557	$7,682
Operating Income Margin	0.9%	2.7%
Segment EBITDA Margin	21.2%	21.9%

Verizon Communications Inc.
EBITDA excluding impacts from the adoption of Topic 606

Consolidated - Excluding Impacts From the Adoption of Topic 606

	(dollars in millions)
Unaudited	3 Mos. Ended 3/31/18		3 Mos. Ended 3/31/17

Consolidated Net Income	$4,666		$3,553
Add/(subtract):
Provision for income taxes	1,388		1,629
Interest expense	1,201		1,132
Other (income) expense, net	75		627
Equity in losses of unconsolidated businesses	19		21
Operating Income	7,349		6,962
Add Depreciation and amortization expense	4,324		4,059
Consolidated EBITDA	11,673		11,021

Add/subtract special items (before tax):
Gain on spectrum license transactions	—		(126)
Acquisition and integration related costs	105		—
	105		(126)

Consolidated Adjusted EBITDA	11,778		10,895
Less Impacts from the Adoption of Topic 606 to Operating Income	423		—
Consolidated Adjusted EBITDA excluding the impacts from the adoption of Topic 606	$11,355		$10,895

Total operating revenues(1)	$31,727		$29,814
Consolidated Adjusted EBITDA Margin(1)	35.8%		36.5%
Year over year increase to consolidated adjusted EBITDA	$460
Year over year change in consolidated adjusted EBITDA margin	(70	) bps

Wireless - Excluding Impacts From the Adoption of Topic 606

	(dollars in millions)
Unaudited	3 Mos. Ended 3/31/18		3 Mos. Ended 3/31/17

Operating Income(1)	$7,687		$7,076
Add Depreciation and amortization expense	2,428		2,338
Segment EBITDA(1)	$10,115		$9,414

Total operating revenues(1)	$21,865		$20,878
Segment EBITDA Margin(1)	46.3%		45.1%
Year over year change in segment EBITDA margin	120	bps

Verizon Communications Inc.
EBITDA excluding impacts from the adoption of Topic 606

Wireline - Excluding Impacts From the Adoption of Topic 606

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/18

Operating Income(1)	$5
Add Depreciation and amortization expense	1,534
Segment EBITDA(1)	$1,539

Total operating revenues(1)	$7,540
Segment EBITDA Margin(1)	20.4%

(1) Amounts for the three months ended March 31, 2018 exclude impacts of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which we adopted on January 1, 2018.